UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SONN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2023, Sonnet BioTherapeutics Holdings, Inc. (the “Company,” “us” or “we”) entered into an underwriting agreement with Chardan Capital Markets, LLC and EF Hutton, division of Benchmark Investments LLC as underwriters, relating to the public offering, issuance and sale of 11,664,888 shares of its common stock and, to certain investors, pre-funded warrants to purchase 2,224,000 shares of common stock, and accompanying common warrants to purchase up to an aggregate of 27,777,776 shares of its common stock (the “Offering”). Each share of common stock and pre-funded warrant to purchase one share of common stock was sold together with a common warrant to purchase two shares of common stock. The public offering price of each share of common stock and accompanying common warrant is $1.08 and $1.0799 for each pre-funded warrant and accompanying common warrant. The pre-funded warrants are immediately exercisable at a price of $0.0001 per share of common stock. The common warrants are immediately exercisable at a price of $1.08 per share of common stock, expire five years from the date of issuance and contain an alternative cashless exercise provision whereby, subject to certain conditions, a warrant may be exchanged cashlessly for shares of common stock at the rate of half a share of common stock per full share otherwise issuable upon a cash exercise. The shares of common stock and pre-funded warrants, and the accompanying common warrants, were issued separately and are immediately separable upon issuance. The Offering closed on February 10, 2023.

The gross proceeds to the Company, before deducting underwriting discounts and commissions and other offering expenses, were approximately $15.0 million. The Company anticipates using the net proceeds from the Offering for research and development, including clinical trials, working capital and general corporate purposes.

The common stock, pre-funded warrants and common warrants were offered by the Company pursuant to a Registration Statement on Form S-1 (the “Form S-1”), as amended, filed on January 19, 2023 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (File No. 333-269307) and declared effective on February 7, 2023.

The Underwriting Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Underwriting Agreement, the Company and its directors and officers agreed, for a period of 90 days, subject to certain exceptions, not to offer, sell, pledge or otherwise dispose of the common stock and other of the Company’s securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock, without the prior written consent of the Representative.

In addition, the Company issued to the underwriters warrants (the “underwriter warrants”) to purchase 972,222 shares of common stock (representing 7% of the aggregate number of shares sold in the offering, including the number of shares of common stock underlying the pre-funded warrants), at an exercise price of $1.35 per share (representing 125% of the public offering price for a share to be sold in this offering). The underwriter warrants are exercisable immediately and for five years from the date of commencement of sales in this offering.

The foregoing summaries of the Underwriting Agreement, pre-funded warrants common warrants and underwriter warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents, which are incorporated herein by reference.

Item 8.01. Other Events.

Press Release

On February 8, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Nasdaq Stockholders’ Equity Requirement

As previously announced, on August 22, 2022, the Nasdaq Listing Qualifications staff (the “Staff”) notified us that we no longer complied with Nasdaq Listing Rule 5550(b)(1) (the “Rule”). Under the Rule, companies listed on The Nasdaq Capital Market must maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). In our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, we reported stockholders’ equity of $764,205, which was below the Stockholders’ Equity Requirement for continued listing. Additionally, we did not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, market value of listed securities of at least $35 million, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

On October 6, 2022, we submitted a plan to the Staff to regain compliance with the Stockholders’ Equity Requirement and on October 13, 2022, the Staff notified us (the “Letter”) that we were granted an extension until February 20, 2023, to demonstrate compliance with Listing Rule 5550(b)(1) to meet the continued listing requirements of The Nasdaq Capital Market, conditioned upon achievement of certain milestones included in a plan of compliance previously submitted to Nasdaq, including a plan to raise additional capital. As a result of the offering, as of the date of this report, the Company has stockholders’ equity above the $2.5 million requirement and, as a result, we believe we have regained compliance with the stockholders’ equity requirement.

Until Nasdaq has reached a final determination that we have regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of our common stock on Nasdaq and could be subject to delisting. If the Company receives such notification, we would have the right to appeal any delisting determination.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated February 8, 2023.
4.2	Form of Pre-Funded Warrant.
4.3	Form of Underwriter Warrant.
4.4	Form of Common Warrant.
99.1	Press release issued by Sonnet BioTherapeutics Holdings, Inc. on February 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.
(Registrant)

Date: February 13, 2023	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer